UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Finward Bancorp

(Exact name of registrant as specified in its charter)

Indiana	001-40999	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FNWD	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement.

On January 29, 2024, Peoples Bank, an Indiana-chartered commercial bank (the “Bank”) and wholly owned subsidiary of Finward Bancorp (the “Bancorp,” “Finward,” “we,” “us,” or “our”), entered into an agreement for the purchase and sale of property (the “Sale Agreement”), with MountainSeed Real Estate Services, LLC (the “Buyer”), a Georgia limited liability company, which provides for the sale to the Buyer of 5 properties owned and operated as branch locations by the Bank (the “Properties”) for an aggregate purchase price of $17.2 million, subject to customary adjustments at closing. Four of the Properties are located in Lake County, Indiana and one Property is located in Cook County, Illinois.

Under the Sale Agreement, the Bank has entered into lease agreements (the “Lease Agreements”) with the Buyer under which the Bank will lease each of the Properties. Each of the Lease Agreements will become effective upon the closing of the sale-leaseback transaction and will have an initial term of 15 years. The Bank’s obligations under the Lease Agreements will be guaranteed by the Bancorp pursuant to a form of guaranty to be entered into at the closing of the sale-leaseback transaction. The Bancorp expects that the sale-leaseback transaction will close by the third week of February 2024, subject to the satisfaction of customary closing conditions. We will not close any branches or exit any markets as part of the sale-leaseback transaction.

We expect the sale-leaseback transaction will result in proceeds in excess of book value of the Properties of approximately $11.7 million. The aggregate first full year of rent expense under the Lease Agreements will be approximately $1.5 million pre-tax, and will be partially offset by the elimination of the annual pre-tax depreciation expenses on the buildings of approximately $265 thousand. The Lease Agreements also include an annual rent adjustment of 2.0%. The Bank anticipates using the net proceeds generated from the sale-leaseback transaction for general corporate purposes, including a potential reduction in borrowed funds and associated interest expense costs.

The foregoing description of the Sale Agreement and the Lease Agreements is a summary and is qualified in its entirety by the complete terms of those agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As referenced above, the Bank has agreed, effective upon the closing of the sale of the Properties, to lease each of the Properties on a long-term basis from the Buyer. The disclosures set forth in Item 1.01 of this Current Report on Form 8-K regarding the Lease Agreements and the lease obligations of the Bancorp thereunder are incorporated by reference into this Item 2.03.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward. For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the Securities and Exchange Commission (“SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial

Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Agreement For Purchase And Sale Of Property, dated January 29, 2024, by and between Peoples Bank and MountainSeed Real Estate Services, LLC (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

10.2	Lease Agreement – Crown Point Banking Center (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

10.3	Lease Agreement – East Chicago Banking Center (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

10.4	Lease Agreement – Merrillville (Broadway) Banking Center (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

10.5	Lease Agreement – Schererville Banking Center (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

10.6	Lease Agreement – Orland Park (Ravinia) Banking Center (certain identified information has been excluded from exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp

Date: January 31, 2024

	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer